Exhibit 99.1 PRESS RELEASE, DATED AUGUST 10, 2016, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2017

EnerSys Reports First Quarter Fiscal 2017 Results
Reading, PA, USA, August 10, 2016 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its first quarter of fiscal 2017, which ended on July 3, 2016.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2017 were $44.6 million, or $1.02 per diluted share, including an unfavorable highlighted net of tax impact of $0.12 per share from charges of $0.8 million for restructuring plans, $4.6 million for ERP system implementation, which included a $4.0 million write-off of previously capitalized costs, and $0.1 million for fees related to acquisition activities.

The Net earnings of $1.02 per diluted share compares to Net earnings of $1.03 per diluted share for the first quarter of fiscal 2016, which included a favorable highlighted net of tax impact of $0.03 per share from a gain of $3.3 million relating to the sale of a facility in our Asia segment, partially offset by charges of $0.9 million for restructuring plans, $0.5 million for ERP system implementation and $0.2 million for fees related to acquisition activities.

Excluding these highlighted items, adjusted Net earnings per diluted share for the first quarter of fiscal 2017, on a non-GAAP basis, were $1.14, which exceeded the guidance of $1.08 to $1.12 per diluted share given by the Company on May 5, 2016. These earnings compare to the prior year first quarter adjusted Net earnings of $1.00 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended July 3, 2016 and June 28, 2015.

Net sales for the first quarter of fiscal 2017 were $600.6 million, an increase of 7% from the prior year first quarter net sales of $562.1 million and a 2% sequential quarterly decrease from the fourth quarter of fiscal 2016 net sales of $611.4 million. The 7% increase compared to prior year quarter was largely the result of a 6% increase in organic volume and a 3% increase from acquisitions, partially offset by a 2% decrease due to foreign currency translation impact.

The Company’s operating results for its business segments for the first quarters of fiscal 2017 and 2016 are as follows:

	Quarter ended
	($ millions)
	July 3, 2016	June 28, 2015
Net sales by segment
Americas	$329.7	$317.0
EMEA	197.1	196.7
Asia	73.8	48.4

Total net sales	$600.6	$562.1

Operating earnings
Americas	$50.7	$46.3
EMEA	19.8	20.6
Asia	4.2	—
Restructuring and other exit charges - Americas	(0.9)	(0.6)
Restructuring and other exit charges - EMEA	(0.3)	(0.6)
Restructuring charges - Asia	(0.1)	—
Gain on sale of facility - Asia	—	4.3
ERP system implementation - Americas	(7.3)	(0.8)
Acquisition activity expense - Americas	(0.1)	(0.2)

Total operating earnings	$66.0	$69.0
EMEA - Europe, Middle East and Africa

“I am pleased with the execution and results of the first quarter,” stated David M. Shaffer, Chief Executive Officer of EnerSys. “We experienced first quarter records in gross profit, gross margin and as adjusted operating profit, operating margin and earnings per share. There was measurable contribution from all EnerSys teams around the world. We remain committed to a balanced strategy of short term productivity improvements in our existing businesses, as well as longer term investments, including additional acquisitions, to sustain growth in our return to shareholders. Our second quarter guidance for non-GAAP adjusted Net earnings per diluted share is $1.06 and $1.10, which excludes an expected charge of $0.04 from our ongoing restructuring programs and acquisition expenses”.

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net Earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net Earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, significant legal proceedings, ERP system implementation and tax valuation allowance changes. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential or previous acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net Earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	July 3, 2016		June 28, 2015
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$44.6		$48.4
Non-GAAP adjustments, net of tax:
Restructuring charges	0.8	(1)	0.9	(1)
ERP system implementation	4.6	(2)	0.5	(2)
Gain on sale of facility	—		(3.3)	(3)
Acquisition activity expense	0.1	(4)	0.2	(4)
Non-GAAP adjusted Net Earnings	$50.1		$46.7

Outstanding shares used in per share calculations
Basic	43,269,942		44,233,915
Diluted	43,829,813		46,756,376

Non-GAAP adjusted Net Earnings per share:
Basic	$1.16		$1.06
Diluted	$1.14		$1.00

Reported Net Earnings per share:
Basic	$1.03		$1.09
Diluted	$1.02		$1.03
Dividends per common share	$0.175		$0.175

	Quarter ended
	July 3, 2016		June 28, 2015
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Restructuring charges - Americas	$0.9	$0.5	$0.6	$0.4
(1) Restructuring and other exit charges - EMEA	0.3	0.2	0.6	0.5
(1) Restructuring charges - Asia	0.1	0.1	—	—
(2) ERP system implementation - Americas	7.3	4.6	0.8	0.5
(3) Gain on sale of facility - Asia	—	—	(4.3)	(3.3)
(4) Acquisition activity expense - Americas	0.1	0.1	0.2	0.2
Total Non-GAAP adjustments	$8.7	$5.5	$(2.1)	$(1.7)

EMEA - Europe, Middle East and Africa

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	July 3, 2016	June 28, 2015
Net sales	$600.6	$562.1
Gross profit	166.3	150.4
Operating expenses	99.0	84.5
Restructuring charges	1.3	1.2
Gain on sale of facility	0.0	(4.3)
Operating earnings	66.0	69.0
Earnings before income taxes	59.0	62.0
Net earnings attributable to EnerSys stockholders	$44.6	$48.4

Net earnings per common share attributable to EnerSys stockholders:
Basic	$1.03	$1.09
Diluted	$1.02	$1.03
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in per share calculations:
Basic	43,269,942	44,233,915
Diluted	43,829,813	46,756,376

EnerSys also announced that it will host a conference call to discuss the Company's first quarter fiscal year 2017 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, August 11, 2016 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Thursday, August 11, 2016
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	41905562

A replay of the conference call will be available from 12:00 p.m. on August 11, 2016 through midnight on September 10, 2016.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	41905562

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2016. No undue reliance should be placed on any forward-looking statements.